CAMDEN NATIONAL CORPORATION REPORTS A 13% INCREASE IN
THIRD QUARTER 2016 NET INCOME AND DILUTED EARNINGS PER SHARE

CAMDEN, Maine, October 25, 2016/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $3.9 billion bank holding company headquartered in Camden, Maine, reported net income for the third quarter of 2016 of $10.9 million and diluted earnings per share ("EPS")1 of $0.70 per share, representing an increase over the second quarter of 2016 of 13%. For the third quarter of 2016, the Company's return on average assets was 1.11%, return on average tangible equity2 was 15.61%, and efficiency ratio2 was 56.29%.

“We had another strong quarter leading to year-to-date net income of $29.2 million and driving year-to-date diluted EPS growth of 10% over the same period last year," said Gregory A. Dufour, chief executive officer and president of Camden National. "Our strong performance reflects the growth from our acquisition of SBM Financial, Inc. in October 2015 and within our traditional markets, as well as our continued focus on operating efficiencies."

For the nine months ended September 30, 2016, the Company's return on average assets was 1.02%, return on average tangible equity was 14.59%, and efficiency ratio was 57.92%.

Dufour added, "This past quarter we announced two major strategic initiatives — we completed a three-for-two split of the Company's common stock effective September 30, 2016 and announced the proposed merger of Camden National's wholly-owned subsidiary, Acadia Trust, N.A., into Camden National Bank creating Camden National Wealth Management. This will align all of our brands, including our brokerage group, Camden Financial Consultants, to provide a comprehensive offering of banking, wealth management and brokerage products and services.”

Subject to regulatory approval, the Company expects to complete the proposed merger of Acadia Trust, N.A. into Camden National Bank in the fourth quarter of 2016.

THIRD QUARTER 2016 FINANCIAL HIGHLIGHTS (compared to the second quarter of 2016, unless otherwise stated)

•	Net income reached $10.9 million, representing a $1.3 million, or 13%, increase over last quarter.

•	Diluted EPS reached $0.70 per share, representing an $0.08 per share, or 13%, increase over last quarter.

•	The return on average assets was 1.11% compared to 1.01% last quarter.

•	The return on average tangible equity was 15.61% compared to 14.50% last quarter.

•	Tangible book value per share[2] increased 3% to $18.87 since last quarter.

•	Tangible common equity ratio[2] of 7.66% at September 30, 2016 exceeds the pre-acquisition level from a year ago.

FINANCIAL CONDITION

Total assets at September 30, 2016 were $3.9 billion compared to $3.7 billion at December 31, 2015, representing an increase of $194.6 million, or 7% annualized. Our asset growth for the nine months ended September 30, 2016 was driven by strong loan growth, including loans held for sale, of $115.5 million, and a $50.3 million increase in our investment portfolio.

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[1]
All share and per share data has been adjusted for all periods presented to reflect the three-for-two stock split on September 30, 2016. Refer to the "Stock split and Dividend" section of the earnings release for further information.

[2]	This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

Loan growth (excluding loans held for sale) of $101.8 million for the nine months ended September 30, 2016, or 5% annualized, was driven by our commercial loan portfolio, which increased $141.5 million since year-end. The growth within our commercial loan portfolio was centered in commercial real estate, which increased $126.4 million since year-end. Our retail loan portfolio decreased $39.7 million since year-end with a decline in our residential and consumer loan portfolio of 3% and 4%, respectively, since year-end. For the nine months ended September 30, 2016, the Company originated $291.6 million of residential mortgages and sold approximately 70% of this production.

Total deposits at September 30, 2016 were $2.9 billion, representing an increase of $162.8 million since year-end. Core deposits (demand, interest checking, savings and money market) at September 30, 2016 totaled $2.2 billion, representing an increase of $159.7 million, or 11% annualized, since year-end. Total borrowings at September 30, 2016 were $559.3 million, representing $13.1 million decrease since year-end.

The Company and its wholly-owned subsidiary Camden National Bank, continue to maintain risk-based capital ratios in excess of the regulatory levels required for an institution to be considered “well capitalized.” At September 30, 2016, the Company’s total risk-based capital ratio, Tier I risk-based capital ratio, common equity Tier I risk-based capital ratio, and Tier I leverage capital ratio were 13.60%, 12.16%, 10.86%, and 8.48%, respectively.

FINANCIAL OPERATING RESULTS

THIRD QUARTER 2016 COMPARED TO SECOND QUARTER 2016:

Net income for the third quarter of 2016 was $10.9 million, representing an increase of $1.3 million, or 13%, over the prior quarter, which was driven by a $1.6 million decrease in provision for loan losses. Diluted EPS for the third quarter of 2016 was $0.70 per share compared to $0.62 per share last quarter.

Core operating earnings2 for the third quarter of 2016 was $10.9 million, representing an increase over last quarter of $1.2 million, or 12%. Core diluted EPS1 for the third quarter of 2016 increased $0.07 per share to $0.70 per share over last quarter.

Total revenue3 increased $317,000, or 1%, in the third quarter of 2016 to $39.4 million over last quarter. The increase was due to a $449,000 increase in non-interest income, but was partially offset by a $132,000 decrease in net interest income.

•	Non-interest income of $11.0 million increased 4% due to:

◦	An increase in mortgage banking income of $701,000 primarily due to an increase in mortgage gains of $763,000 as a result of higher loan sale volume in the third quarter of 2016 of $15.1 million; and

◦	Legal settlement proceeds of $638,000 related to a previously charged-off acquired loan, which increased third quarter diluted EPS $0.03 per share.

◦	Partially offset by:

•
A decrease in fee income generated from commercial back-to-back loans swaps of $747,000. Total fees generated in the third quarter of 2016 were $443,000 on $46.5 million of back-to-back loan swap agreements; and

•
A decrease in bank-owned life insurance ("BOLI") income of $307,000 driven by death benefits of $394,000 received on an insured last quarter, which increased second quarter 2016 diluted EPS $0.03 per share.

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[2]	This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

[3]	Revenue is defined as the sum of net interest income and non-interest income.

•
Net interest income on a fully-taxable basis for the third quarter of 2016 was $28.9 million, representing a decrease of $128,000 on a fully-taxable basis compared to last quarter. The decrease was due to:

◦
Net interest margin decreased 10 basis points to 3.24% in the third quarter of 2016 compared to last quarter. The decrease in our net interest margin was driven by lower fair value mark accretion from purchase accounting and collection of previously charged-off acquired loans of $883,000 compared to last quarter. Excluding the effects of such, our normalized net interest margin[1] for the third quarter of 2016 was 3.10% compared to 3.09% last quarter.

•
Our loan yield for the third quarter of 2016, excluding the effects of fair value mark accretion from purchase accounting and collection of previously charged-off acquired loans, was 4.01%, representing a decrease of three basis points compared to last quarter.

•	Our investments yield for the third quarter of 2016 was 2.44%, which included prepayment income contributing three basis points to our third quarter 2016 yield, compared to 2.41% last quarter.

•	Our cost of funds for the third quarter of 2016 was 0.49%, representing a decrease of two basis points compared to last quarter.

◦	Partially offset by average interest-earning assets growth of $66.2 million, or 2%, for the third quarter of 2016 compared to last quarter driven by higher average loan balances of $56.3 million.

Non-interest expense for the third quarter of 2016 totaled $22.1 million, representing a decrease of $181,000, or 1%, compared to last quarter. Our efficiency ratio for the third quarter of 2016 was 56.29% compared to 56.53% last quarter. The decrease in non-interest expense was driven by:

•	Lower consulting and professional fees of $240,000 as last quarter included the issuance of Company equity awards to its Board of Directors;

•	Lower merger and acquisition costs of $132,000 as non-recurring costs associated with the SBM acquisition in October 2015 wind-down; and

•
Lower net occupancy costs of $105,000 and regulatory assessment of $107,000 driven by the change in the Federal Deposit Insurance Corporation's ("FDIC") assessment calculation effective for the third quarter of 2016.

•	Partially offset by higher other real estate owned and collection costs of $381,000 driven by an increase in sub-servicer costs of $333,000.

NINE MONTHS ENDED SEPTEMBER 30, 2016 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2015:

Net income for the nine months ended September 30, 2016 was $29.2 million compared to $19.3 million for the same period in 2015, representing an increase of $9.9 million, or 51%. Diluted EPS for the nine months ended September 30, 2016 was $1.88 per share compared to $1.71 per share for the same period in 2015, representing an increase of $0.17 per share, or 10%.

Our return on average assets and average tangible equity for the nine months ended September 30, 2016 was 1.02% and 14.59%, respectively, compared to 0.91% and 12.92% for the nine months ended September 30, 2015. Our efficiency ratio for the nine months ended September 30, 2016 was 57.92% compared to 59.80% for the same period a year ago.

Core operating earnings for the nine months ended September 30, 2016 was $29.7 million, representing an increase over the same period last year of $9.2 million, or 45%. Core diluted EPS for the nine months ended September 30, 2016 and 2015 was $1.91 and $1.83 per share, respectively. Our core return on average tangible equity2 for the nine months ended September 30, 2016 was 14.86% compared to 13.75% for the same period last year.

ASSET QUALITY

The provision for credit losses was $1.3 million for the third quarter of 2016, representing a decrease of $1.6 million over last quarter. In the second quarter of 2016, the Company recorded a $2.3 million provision for a commercial real estate loan and a commercial loan. In the third quarter of 2016, we charged-off $1.4 million related to the aforementioned commercial loan, for which a reserve had previously been established, that resulted in a 19 basis point increase in the annualized quarter-to-date net charge-off to average loans ratio compared to last quarter.

Overall, the Company's asset quality within its loan portfolio remains stable with non-performing assets to total assets of 0.67%, loans 30-89 days past due to total loans of 0.17%, and annualized year-to-date net charge-offs to average loans of 0.15%.

STOCK SPLIT AND DIVIDEND

On August 30, 2016, the Company's Board of Directors approved a three-for-two stock split to be effected in the form of a stock dividend on the Company's common stock. The three-for-two stock split was payable September 30, 2016, to the Company's common shareholders of record on September 15, 2016. As a result of the three-for-two stock split, the Company's historical and current period per share financial information and ratios were adjusted.

The Board of Directors approved a dividend of $0.20 per share, payable on October 31, 2016, to shareholders of record as of October 17, 2016. The third quarter 2016 dividend was adjusted for the three-for-two stock split. This distribution represents an annualized dividend yield of 2.51%, based on the September 30, 2016 closing price of Camden National's common stock at $31.83 per share, as adjusted for the three-for-two stock split, as reported by NASDAQ.

CONFERENCE CALL

Camden National will host a conference call and webcast at 3:30 p.m. eastern time on October 25, 2016 to discuss our third quarter 2016 financial results and outlook. Participants should dial in to the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (domestic):         (888) 349-0139
Live dial-in (international):    (412) 542-4154
Live webcast:            http://services.choruscall.com/links/cac161025.html

A link to the live webcast will be will be available on Camden National's website under "Investor Relations" at www.CamdenNational.com prior to the meeting. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

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[2]	This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation is the holding company of Camden National Bank and Acadia Trust, N.A. Headquartered in Camden, Maine, Camden National Corporation has $3.9 billion in assets and is the largest publicly traded bank holding company in Northern New England (NASDAQ: CAC). Camden National Bank is a full-service community bank that employs over 650 people, features a network of 63 banking centers and 85 ATMs in Maine, and offers state-of-the-art online and mobile banking resources as well as investment, insurance and financial planning services through its division, Camden Financial Consultants. With offices in Portland, Bangor, and Ellsworth, Acadia Trust, N.A. provides comprehensive wealth management, investment management and trust services to individual and institutional clients throughout Maine and New England. To learn more, visit www.CamdenNational.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include difficulties in achieving cost savings in connection with the recent acquisition of SBM or in achieving such cost savings within the expected time frame, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Camden National is engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated by other filings with the Securities and Exchange Commission ("SEC"). Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency, tangible common equity, and core return ratios; core operating earnings; core diluted EPS; normalized net interest margin; tangible book value per share; and tax-equivalent net interest income. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Selected Financial Data (unaudited)

	At or For The Three Months Ended			At or For The Nine Months Ended
(In thousands, except number of shares and per share data)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Financial Condition Data
Investments	$906,286	$921,989	$820,052	$906,286	$820,052
Loans and loans held for sale	2,616,653	2,608,228	1,831,033	2,616,653	1,831,033
Allowance for loan losses	(23,290)	(23,717)	(21,132)	(23,290)	(21,132)
Total assets	3,903,966	3,910,386	2,871,798	3,903,966	2,871,798
Deposits	2,889,225	2,773,487	2,008,177	2,889,225	2,008,177
Borrowings	559,273	690,476	563,905	559,273	563,905
Shareholders' equity	393,181	384,856	259,403	393,181	259,403
Operating Data
Net interest income	$28,372	$28,504	$20,012	$84,828	$60,081
Provision for credit losses	1,279	2,852	279	5,003	979
Non-interest income	11,001	10,552	6,561	29,470	19,018
Non-interest expense	22,149	22,330	16,711	67,388	49,669
Income before income taxes	15,945	13,874	9,583	41,907	28,451
Income tax expense	5,042	4,258	3,127	12,742	9,191
Net income	$10,903	$9,616	$6,456	$29,165	$19,260
Key Ratios
Return on average assets	1.11%	1.01%	0.90%	1.02%	0.91%
Return on average equity	11.18%	10.22%	9.99%	10.29%	10.19%
Yield on average interest-earning assets	3.72%	3.83%	3.54%	3.79%	3.58%
Average cost of funds	0.49%	0.51%	0.47%	0.49%	0.48%
Net interest margin	3.24%	3.34%	3.08%	3.31%	3.12%
Non-performing loans to total loans	0.98%	1.10%	0.83%	0.98%	0.83%
Non-performing assets to total assets	0.67%	0.75%	0.54%	0.67%	0.54%
Annualized net charge-offs to average loans	0.26%	0.07%	0.08%	0.15%	0.07%
Tier I leverage capital ratio	8.48%	8.44%	9.41%	8.48%	9.41%
Common equity Tier I risk-based capital ratio	10.86%	10.25%	11.44%	10.86%	11.44%
Tier I risk-based capital ratio	12.16%	11.51%	13.67%	12.16%	13.67%
Total risk-based capital ratio	13.60%	12.94%	14.76%	13.60%	14.76%
Per Share Data(1)
Basic earnings per share	$0.70	$0.62	$0.58	$1.88	$1.72
Diluted earnings per share	$0.70	$0.62	$0.57	$1.88	$1.71
Cash dividends declared per share	$0.20	$0.20	$0.20	$0.60	$0.60
Book value per share	$25.47	$24.96	$23.20	$25.47	$23.20
Weighted average number of common shares outstanding	15,425,452	15,415,308	11,179,821	15,410,310	11,165,297
Diluted weighted average number of common shares outstanding	15,507,561	15,491,010	11,215,844	15,483,320	11,196,749
Non-GAAP Measures(2)
Core operating earnings	$10,933	$9,731	$6,954	$29,727	$20,526
Core return on average tangible equity	15.65%	14.67%	13.56%	14.86%	13.75%
Return on average tangible equity	15.61%	14.50%	12.62%	14.59%	12.92%
Tangible common equity ratio	7.66%	7.42%	7.51%	7.66%	7.51%
Efficiency ratio	56.29%	56.53%	58.94%	57.92%	59.80%
Core diluted earnings per share(1)	$0.70	$0.63	$0.62	$1.91	$1.83
Tangible book value per share(1)	$18.87	$18.31	$18.97	$18.87	$18.97
(1) Per share data adjusted for three-for-two stock split effective September 30, 2016.
(2) Please see "Reconciliation of non-GAAP to GAAP Financial Measures."

Consolidated Statements of Condition Data (unaudited)

(In thousands, except number of shares)	September 30, 2016	December 31, 2015
ASSETS
Cash and due from banks	$99,458	$79,488
Securities:
Available-for-sale securities, at fair value	788,880	750,338
Held-to-maturity securities, at amortized cost	94,205	84,144
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	23,201	21,513
Total securities	906,286	855,995
Loans held for sale	24,644	10,958
Loans	2,592,009	2,490,206
Less: allowance for loan losses	(23,290)	(21,166)
Net loans	2,568,719	2,469,040
Goodwill	94,697	95,657
Other intangible assets	7,240	8,667
Bank-owned life insurance	77,937	59,917
Premises and equipment, net	43,934	45,959
Deferred tax assets	34,632	39,716
Interest receivable	8,364	7,985
Other real estate owned	811	1,304
Other assets	37,244	34,658
Total assets	$3,903,966	$3,709,344
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$427,349	$357,673
Interest checking	763,710	740,084
Savings and money market	979,085	912,668
Certificates of deposit	489,856	516,867
Brokered deposits	229,225	199,087
Total deposits	2,889,225	2,726,379
Short-term borrowings	489,749	477,852
Long-term borrowings	10,808	35,911
Subordinated debentures	58,716	58,599
Accrued interest and other liabilities	62,287	47,413
Total liabilities	3,510,785	3,346,154
Shareholders’ Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 15,434,856 and 15,330,717 shares as of September 30, 2016 and December 31, 2015, respectively	155,264	153,083
Retained earnings	242,092	222,329
Accumulated other comprehensive loss:
Net unrealized gains (losses) on available-for-sale securities, net of tax	6,595	(3,801)
Net unrealized losses on cash flow hedging derivative instruments, net of tax	(8,838)	(6,374)
Net unrecognized losses on postretirement plans, net of tax	(1,932)	(2,047)
Total accumulated other comprehensive loss	(4,175)	(12,222)
Total shareholders’ equity	393,181	363,190
Total liabilities and shareholders’ equity	$3,903,966	$3,709,344

Consolidated Statements of Income Data (unaudited)

	For The Three Months Ended
(In thousands, except per share data)	September 30, 2016	June 30, 2016	September 30, 2015
Interest Income
Interest and fees on loans	$27,395	$27,706	$18,651
Interest on U.S. government and sponsored enterprise obligations	4,049	4,016	3,598
Interest on state and political subdivision obligations	702	711	624
Interest on federal funds sold and other investments	448	342	183
Total interest income	32,594	32,775	23,056
Interest Expense
Interest on deposits	2,204	2,109	1,557
Interest on borrowings	1,161	1,313	849
Interest on subordinated debentures	857	849	638
Total interest expense	4,222	4,271	3,044
Net interest income	28,372	28,504	20,012
Provision for credit losses	1,279	2,852	279
Net interest income after provision for credit losses	27,093	25,652	19,733
Non-Interest Income
Debit card income	1,894	1,854	1,266
Service charges on deposit accounts	1,799	1,833	1,554
Other service charges and fees	591	477	416
Mortgage banking income, net	2,407	1,706	390
Income from fiduciary services	1,225	1,342	1,177
Bank-owned life insurance	585	892	443
Brokerage and insurance commissions	594	517	411
Net gain on sale of securities	—	4	4
Other income	1,906	1,927	900
Total non-interest income	11,001	10,552	6,561
Non-Interest Expense
Salaries and employee benefits	12,044	11,999	8,691
Furniture, equipment and data processing	2,349	2,381	1,705
Net occupancy costs	1,685	1,790	1,194
Consulting and professional fees	742	982	470
Regulatory assessments	667	774	513
Debit card expense	669	718	431
Other real estate owned and collection costs	877	496	543
Amortization of intangible assets	475	476	288
Merger and acquisition costs	45	177	766
Other expenses	2,596	2,537	2,110
Total non-interest expense	22,149	22,330	16,711
Income before income taxes	15,945	13,874	9,583
Income Taxes	5,042	4,258	3,127
Net Income	$10,903	$9,616	$6,456
Per Share Data
Basic earnings per share	$0.70	$0.62	$0.58
Diluted earnings per share	$0.70	$0.62	$0.57

Consolidated Statements of Income Data (unaudited)

	For The Nine Months Ended September 30,
(In thousands, except per share data)	2016	2015
Interest Income
Interest and fees on loans	$82,117	$56,077
Interest on U.S. government and sponsored enterprise obligations	12,055	11,187
Interest on state and political subdivision obligations	2,127	1,504
Interest on federal funds sold and other investments	1,051	393
Total interest income	97,350	69,161
Interest Expense
Interest on deposits	6,355	4,630
Interest on borrowings	3,610	2,556
Interest on junior subordinated debentures	2,557	1,894
Total interest expense	12,522	9,080
Net interest income	84,828	60,081
Provision for credit losses	5,003	979
Net interest income after provision for credit losses	79,825	59,102
Non-Interest Income
Debit card income	5,650	3,652
Service charges on deposit accounts	5,356	4,634
Other service charges and fees	1,494	1,124
Mortgage banking income, net	4,921	975
Income from fiduciary services	3,736	3,725
Bank-owned life insurance	1,899	1,267
Brokerage and insurance commissions	1,569	1,362
Net gain on sale of securities	4	4
Other income	4,841	2,275
Total non-interest income	29,470	19,018
Non-Interest Expense
Salaries and employee benefits	35,634	25,550
Furniture, equipment and data processing	7,157	5,530
Net occupancy costs	5,352	3,905
Consulting and professional fees	2,609	1,734
Regulatory assessments	2,162	1,534
Debit card expense	2,107	1,299
Other real estate owned and collection costs	2,029	1,554
Amortization of intangible assets	1,427	862
Merger and acquisition costs	866	1,629
Other expenses	8,045	6,072
Total non-interest expense	67,388	49,669
Income before income taxes	41,907	28,451
Income Taxes	12,742	9,191
Net Income	$29,165	$19,260
Per Share Data
Basic earnings per share	$1.88	$1.72
Diluted earnings per share	$1.88	$1.71

Quarterly Average Balance, Interest and Yield/Rate Analysis (unaudited)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2016			September 30, 2015
(In thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$810,747	$4,497	2.22%	$723,549	$3,781	2.09%
Securities - nontaxable(1)	103,657	1,081	4.17%	87,390	959	4.39%
Loans(2):
Residential real estate	824,985	8,664	4.20%	586,631	6,019	4.10%
Commercial real estate	1,031,674	10,394	3.94%	677,329	7,326	4.23%
Commercial(1)	307,184	3,052	3.89%	245,482	2,427	3.87%
Municipal(1)	24,628	165	2.66%	16,379	131	3.16%
Consumer	355,144	3,854	4.32%	297,721	2,896	3.86%
HPFC	68,334	1,420	8.13%	—	—	—%
Total loans	2,611,949	27,549	4.17%	1,823,542	18,799	4.07%
Total interest-earning assets	3,526,353	33,127	3.72%	2,634,481	23,539	3.54%
Cash and due from banks	97,755			54,497
Other assets	314,062			178,119
Less: allowance for loan losses	(23,984)			(21,279)
Total assets	$3,914,186			$2,845,818
Liabilities & Shareholders' Equity
Deposits:
Demand	$415,558	$—	—%	$299,506	$—	—%
Interest checking	721,459	255	0.14%	503,417	104	0.08%
Savings	466,113	71	0.06%	281,556	42	0.06%
Money market	488,793	528	0.43%	369,983	310	0.33%
Certificates of deposit	486,698	971	0.79%	315,390	732	0.92%
Total deposits	2,578,621	1,825	0.28%	1,769,852	1,188	0.27%
Borrowings:
Brokered deposits	239,975	379	0.63%	237,308	369	0.62%
Subordinated debentures	58,697	857	5.81%	44,088	638	5.74%
Other borrowings	586,367	1,161	0.79%	503,542	849	0.67%
Total borrowings	885,039	2,397	1.08%	784,938	1,856	0.94%
Total funding liabilities	3,463,660	4,222	0.49%	2,554,790	3,044	0.47%
Other liabilities	62,554			34,702
Shareholders' equity	387,972			256,326
Total liabilities & shareholders' equity	$3,914,186			$2,845,818
Net interest income (fully-taxable equivalent)		28,905			20,495
Less: fully-taxable equivalent adjustment		(533)			(483)
Net interest income		$28,372			$20,012
Net interest rate spread (fully-taxable equivalent)			3.23%			3.07%
Net interest margin (fully-taxable equivalent)			3.24%			3.08%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Year-To-Date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2016			September 30, 2015
(In thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$798,054	$13,106	2.19%	$736,077	$11,580	2.10%
Securities - nontaxable(1)	102,812	3,273	4.24%	69,195	2,313	4.46%
Loans(2):
Residential real estate	825,660	25,915	4.18%	585,655	18,087	4.12%
Commercial real estate(3)	988,329	30,690	4.08%	663,032	22,319	4.44%
Commercial(1)	290,459	9,318	4.21%	246,128	7,200	3.86%
Municipal(1)	18,655	419	3.00%	13,641	349	3.42%
Consumer	361,085	11,399	4.22%	294,088	8,552	3.89%
HPFC	72,380	4,818	8.75%	—	—	—%
Total loans	2,556,568	82,559	4.27%	1,802,544	56,507	4.16%
Total interest-earning assets	3,457,434	98,938	3.79%	2,607,816	70,400	3.58%
Cash and due from banks	87,248			49,415
Other assets	305,890			179,408
Less: allowance for loan losses	(22,446)			(21,303)
Total assets	$3,828,126			$2,815,336
Liabilities & Shareholders' Equity
Deposits:
Demand	$372,131	$—	—%	$271,665	$—	—%
Interest checking	722,764	649	0.12%	493,501	291	0.08%
Savings	455,134	204	0.06%	272,773	119	0.06%
Money market	485,611	1,532	0.42%	378,507	895	0.32%
Certificates of deposit	492,892	2,835	0.77%	313,705	2,172	0.93%
Total deposits	2,528,532	5,220	0.28%	1,730,151	3,477	0.27%
Borrowings:
Brokered deposits	216,589	1,135	0.70%	237,852	1,153	0.65%
Junior subordinated debentures	58,712	2,557	5.82%	44,063	1,894	5.75%
Other borrowings	590,245	3,610	0.82%	514,336	2,556	0.66%
Total borrowings	865,546	7,302	1.13%	796,251	5,603	0.94%
Total funding liabilities	3,394,078	12,522	0.49%	2,526,402	9,080	0.48%
Other liabilities	55,401			36,132
Shareholders' equity	378,647			252,802
Total liabilities & shareholders' equity	$3,828,126			$2,815,336
Net interest income (fully-taxable equivalent)		86,416			61,320
Less: fully-taxable equivalent adjustment		(1,588)			(1,239)
Net interest income		$84,828			$60,081
Net interest rate spread (fully-taxable equivalent)			3.30%			3.10%
Net interest margin (fully-taxable equivalent)			3.31%			3.12%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) Includes $734,000 of income recognized in the second quarter of 2015 upon payoff of one loan that was on non-accrual status.

Asset Quality Data (unaudited)
(In thousands)	At or For The Nine Months Ended September 30, 2016	At or For The Six Months Ended June 30, 2016	At or For The Three Months Ended March 31, 2016	At or For The Year Ended December 31, 2015	At or For The Nine Months Ended September 30, 2015
Non-accrual loans:
Residential real estate	$3,986	$4,697	$6,275	$7,253	$4,149
Commercial real estate	12,917	13,752	3,044	4,529	3,384
Commercial	2,259	3,539	4,128	4,489	1,383
Consumer	1,650	1,615	1,572	2,051	1,243
HPFC	216	110	357	—	—
Total non-accrual loans	21,028	23,713	15,376	18,322	10,159
Loans 90 days past due and accruing	—	112	—	—	—
Accruing troubled-debt restructured loans not included above	4,468	4,509	4,594	4,861	5,013
Total non-performing loans	25,496	28,334	19,970	23,183	15,172
Other real estate owned:
Residential real estate	75	80	273	407	204
Commercial real estate	736	775	955	897	—
Total other real estate owned	811	855	1,228	1,304	204
Total non-performing assets	$26,307	$29,189	$21,198	$24,487	$15,376
Loans 30-89 days past due:
Residential real estate	$2,228	$2,159	$1,109	$3,590	$1,153
Commercial real estate	599	2,267	4,201	4,295	1,281
Commercial	463	630	667	637	497
Consumer	552	1,090	808	1,255	315
HPFC	492	876	624	165	—
Total loans 30-89 days past due	$4,334	$7,022	$7,409	$9,942	$3,246
Allowance for loan losses at the beginning of the period	$21,166	$21,166	$21,166	$21,116	$21,116
Provision for loan losses	5,011	3,724	870	1,938	972
Charge-offs:
Residential real estate	229	229	210	801	468
Commercial real estate	273	241	222	481	174
Commercial	1,970	429	226	655	387
Consumer	289	226	143	679	481
HPFC	507	302	—	—	—
Total charge-offs	3,268	1,427	801	2,616	1,510
Total recoveries	381	254	104	728	554
Net charge-offs	2,887	1,173	697	1,888	956
Allowance for loan losses at the end of the period	$23,290	$23,717	$21,339	$21,166	$21,132
Components of allowance for credit losses:
Allowance for loan losses	$23,290	$23,717	$21,339	$21,166	$21,132
Liability for unfunded credit commitments	14	22	24	22	24
Allowance for credit losses	$23,304	$23,739	$21,363	$21,188	$21,156
Ratios:
Non-performing loans to total loans	0.98%	1.10%	0.80%	0.93%	0.83%
Non-performing assets to total assets	0.67%	0.75%	0.56%	0.66%	0.54%
Allowance for loan losses to total loans	0.90%	0.92%	0.86%	0.85%	1.15%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.26%	0.07%	0.11%	0.16%	0.08%
Year-to-date	0.15%	0.09%	0.11%	0.10%	0.07%
Allowance for loan losses to non-performing loans	91.35%	85.71%	106.86%	91.30%	139.27%
Loans 30-89 days past due to total loans	0.17%	0.27%	0.30%	0.40%	0.18%

Reconciliation of non-GAAP to GAAP Financial Measures

Efficiency Ratio:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Non-interest expense, as presented	$22,149	$22,330	$16,711	$67,388	$49,669
Less: merger and acquisition costs	(45)	(177)	(766)	(866)	(1,629)
Adjusted non-interest expense	$22,104	$22,153	$15,945	$66,522	$48,040
Net interest income, as presented	$28,372	$28,504	$20,012	$84,828	$60,081
Add: effect of tax-exempt income(1)	533	529	483	1,588	1,239
Non-interest income, as presented	11,001	10,552	6,561	29,470	19,018
Less: net gain on sale of securities	—	(4)	(4)	(4)	(4)
Less: bank-owned life insurance death benefit	—	(394)	—	(394)	—
Less: legal settlement proceeds	(638)	—	—	(638)	—
Adjusted net interest income plus non-interest income	$39,268	$39,187	$27,052	$114,850	$80,334
Non-GAAP efficiency ratio	56.29%	56.53%	58.94%	57.92%	59.80%
GAAP efficiency ratio	56.25%	57.17%	62.89%	58.96%	62.79%
(1) Assumed a 35% tax rate.

Tax-Equivalent Net Interest Income:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net interest income, as presented	$28,372	$28,504	$20,012	$84,828	$60,081
Add: effect of tax-exempt income(1)	533	529	483	1,588	1,239
Net interest income, tax equivalent	$28,905	$29,033	$20,495	$86,416	$61,320
(1) Assumed a 35% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
(In thousands, except number of shares and per share data)	September 30, 2016	June 30, 2016	September 30, 2015
Tangible Book Value Per Share:
Shareholders' equity, as presented	$393,181	$384,856	$259,403
Less: goodwill and other intangible assets	(101,937)	(102,413)	(47,309)
Tangible equity	$291,244	$282,443	$212,094
Shares outstanding at period end	15,434,856	15,421,651	11,181,055
Tangible book value per share	$18.87	$18.31	$18.97
Book value per share	$25.47	$24.96	$23.20
Tangible Common Equity Ratio:
Total assets	$3,903,966	$3,910,386	$2,871,798
Less: goodwill and other intangibles	(101,937)	(102,413)	(47,309)
Tangible assets	$3,802,029	$3,807,973	$2,824,489
Tangible common equity ratio	7.66%	7.42%	7.51%
Shareholders' equity to total assets	10.07%	9.84%	9.03%

Core Operating Earnings and Core Diluted EPS:
	For the Three Months Ended			For the Nine Months Ended
(In thousands, except per share data)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Core Operating Earnings:
Net income, as presented	$10,903	$9,616	$6,456	$29,165	$19,260
Merger and acquisition costs, net of tax(1)	30	115	498	562	1,266
Core operating earnings	$10,933	$9,731	$6,954	$29,727	$20,526
Core Diluted EPS:
Diluted EPS, as presented	$0.70	$0.62	$0.57	$1.88	$1.71
Non-core transactions impact	—	0.01	0.05	0.03	0.12
Core diluted EPS	$0.70	$0.63	$0.62	$1.91	$1.83
(1) Assumed a 35% tax rate for deductible expenses.

Core Return on Average Tangible Equity and Return on Average Tangible Equity:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income, as presented	$10,903	$9,616	$6,456	$29,165	$19,260
Amortization of intangible assets, net of tax(1)	309	309	187	928	560
Net income, adjusted	11,212	9,925	6,643	30,093	19,820
Merger and acquisition costs, net of tax(2)	30	115	498	562	1,266
Core tangible operating earnings	$11,242	$10,040	$7,141	$30,655	$21,086
Average equity	$387,972	$378,409	$256,326	$378,647	$252,802
Less: average goodwill and other intangible assets	(102,168)	(103,203)	(47,446)	(103,054)	(47,730)
Average tangible equity	$285,804	$275,206	$208,880	$275,593	$205,072
Core return on average tangible equity	15.65%	14.67%	13.56%	14.86%	13.75%
Return on average tangible equity	15.61%	14.50%	12.62%	14.59%	12.92%
Return on average equity	11.18%	10.22%	9.99%	10.29%	10.19%
(1) Assumed a 35% tax rate.
(2) Assumed a 35% tax rate for tax deductible expenses.

Normalized Net Interest Margin
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net interest income, tax equivalent, as presented	$28,905	$29,033	$20,495	$86,416	$61,320
Less: fair value mark accretion from purchase accounting	(1,030)	(1,731)	(23)	(4,170)	(75)
Less: collection of previously charged-off acquired loans	(208)	(406)	—	(984)	—
Normalized net interest income, tax equivalent	$27,667	$26,896	$20,472	$81,262	$61,245
Average total interest-earnings assets	$3,526,353	$3,460,131	$2,634,481	$3,457,434	$2,607,816
Net interest margin (fully-taxable equivalent)(1)	3.24%	3.34%	3.08%	3.31%	3.12%
Normalized net interest margin (fully-taxable equivalent)(1)	3.10%	3.09%	3.08%	3.11%	3.12%
(1) Annualized.

CONTACT: Michael R. Archer, Senior Vice President, Corporate Controller, Camden National Corporation, (800) 860-8821, marcher@camdennational.com